Valley Anesthesia
Educational Programs, Inc.
Financial Statements
August 31, 2009 (Unaudited)

VALLEY ANESTHESIA EDUCATIONAL PROGRAMS, INC.

Table of Contents
August 31, 2009 (Unaudited)

Page

Review Report of Independent Registered Public Accounting Firm	1

Financial Statements

Balance Sheet	2
Statement of Income	3
Statement of Changes in Shareholders’ Equity (Deficit)	4
Statement of Cash Flows	5

Notes to Financial Statements	6-10

Review Report of Independent Registered
Public Accounting Firm

To the Board of Directors and Stockholders
Valley Anesthesia Educational Programs, Inc.

We have reviewed the accompanying balance sheet of Valley Anesthesia Educational Programs, Inc. as of August 31, 2009, and the related statements of income, changes in shareholders’ equity (deficit), and cash flows for the eight month period then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of Valley Anesthesia Educational Programs, Inc.

A review consists principally of inquiries of Company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles.

/s/ Raich Ende Malter & Co. LLP

RAICH ENDE MALTER & CO. LLP
New York, New York
December 31, 2009

VALLEY ANESTHESIA EDUCATIONAL PROGRAMS, INC.

Balance Sheet
August 31, 2009 (Unaudited)

ASSETS
Current Assets
Cash and cash equivalents	$730,387
Accounts receivable	21,892
Prepaid expenses	5,000
757,279
Other Assets
Note receivable	1,702,883
Other assets	79,990
1,782,873
$2,540,152

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Accounts payable	$65,770
Accrued expenses	32,895
98,665
Shareholders' Equity
Common stock
No par value; 100 shares authorized, issued and outstanding as of August 31, 2009	1,000
Retained earnings	2,440,487
2,441,487
$2,540,152

See accountants' report and notes to financial statements.

VALLEY ANESTHESIA EDUCATIONAL PROGRAMS, INC.

Statement of Income
For the Eight Months Ended August 31, 2009 (Unaudited)

Revenue	$932,573
Less: Refunds and NSF checks	8,670
923,903
Costs and Expenses
Cost of revenue	196,502
Selling and administrative expenses	257,301
Depreciation and amortization	6,578
460,381

Income from Operations	463,522

Other Income
Interest and dividend income	3,674
Gain on sale of assets	3,644,447
3,648,121

Net Income	$4,111,643

Earnings Per Share - basic and diluted	$41,116.43

Weighted Average Shares Outstanding - basic and diluted	100

See accountants' report and notes to financial statements.

VALLEY ANESTHESIA EDUCATIONAL PROGRAMS, INC.

Statement of Changes in Shareholders' Equity (Deficit)
For the Eight Months Ended August 31, 2009 (Unaudited)

			Retained
	Common Stock		Earnings	Total
	Shares	Amount	(Deficit)	Equity

Balance - January 1, 2009	100	$1,000	$(523,556)	$(522,556)

Net Income	-	-	4,111,643	4,111,643

Distributions to Shareholders	-	-	(1,147,600)	(1,147,600)

Balance - August 31, 2009	100	$1,000	$2,440,487	$2,441,487

See accountants' report and notes to financial statements.

VALLEY ANESTHESIA EDUCATIONAL PROGRAMS, INC.

Statement of Cash Flows
For the Eight Months Ended August 31, 2009 (Unaudited)

Cash Flows from Operating Activities
Net income	$4,111,643
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation	6,578
Gain on sale of assets	(3,644,447)
(Increase) Decrease in:
Accounts receivable	(21,892)
Inventory	3,830
Other current assets	2,850
Increase (Decrease) in:
Accounts payable	56,151
Accrued expenses	(70,491)
Deferred revenue	(704,775)
(260,553)
Cash Flows Provided By Investing Activities
Proceeds on sale of assets, net of costs incurred	1,872,447

Cash Flows Used In Financing Activities
Distribution to shareholders	(1,147,600)

Net Increase In Cash	464,294

Cash and Cash Equivalents - beginning of period	266,093

Cash and Cash Equivalents - end of period	$730,387

Supplemental Disclosure of Cash Flow Information
Cash paid during the period for:
Interest	$-

Taxes	$-

Non-Cash Investing and Financing Activities
Sale of assets for note receivable	$1,702,883

Other assets received in sale of assets	$79,990

See accountants' report and notes to financial statements.

VALLEY ANESTHESIA EDUCATIONAL PROGRAMS, INC.

Notes to Financial Statements
August 31, 2009 (Unaudited)

1 -	Organization and Nature of Business

Valley Anesthesia Educational Programs, Inc. (the “Company”) was incorporated on March 9, 1993 in Iowa and has its corporate offices located in Des Moines, Iowa.  The Company provides comprehensive review and update courses and study materials to Student Registered Nurse Anesthetists in preparation for the National Certifying Exam throughout the continental United States.

2 -	Sale of Assets

Effective August 20, 2009, the Company entered into an asset purchase agreement (“Agreement”) whereby the Company sold all of its operating assets and all of its operations to Valley Anesthesia, Inc. (“Buyer”), a Delaware corporation.  Consideration received included a.) $2,000,000 in cash, b.) $2,000,000 note (recorded at $1,702,883 of fair value) c.) receivable for a earn out provision at its $79,990 of present value, and d.) transfer of liabilities in a net amount of $55,342.  Assets sold included the website and domain, inventory, office machinery, receivables, prepaid but unearned revenues, trademarks, copyrights, trade names and all other intellectual property including goodwill.

3 -	Summary of Significant Accounting Policies

This summary of significant accounting policies of the Company is presented to assist in understanding the Company’s financial statements.  The financial statements and notes are representations of the Company’s management who are responsible for their integrity and objectivity.  These accounting policies are in conformity with accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

a.
Cash and Cash Equivalents - The Company considers all short-term investments, with an original maturity of three months or less, to be cash equivalents.  Accounts at banking institutions may at times exceed federally insured limits.  As of August 31, 2009, the Company had $423,947 over such limits.

b.
Revenue Recognition - The Company derives its revenue substantially from fees charged for courses and manuals.  The fee is recognized as revenue at the time of the attendance at the course and when the manual is shipped to customers.  The Company recognizes revenue from the sale of study guides when the study guides are shipped to customers. All courses and study guides are paid in advance and the Company refunds only a portion of the fee upon cancellation. Deferred revenue is recorded when payments are received in advance of the time of the attendance at the course and when the manual and study guides are shipped. The Company does not accept returns of manuals and study guides.

c.	Cost of Revenue - Cost of revenue includes costs of printing, costs of facilities used for presentation of courses, preparation of course materials, and other costs.

d.
Shipping and Handling Costs - Costs incurred for shipping and handling, included in selling and administrative expense in the approximate amount of $5,449 for the eight months ended August 31, 2009, are expensed as incurred.

Continued

e.
Accounts Receivable - The Company does not have a general provision for doubtful accounts.  Accounts receivable generally consist of the amount due on the receipt of payment from the company processing credit card payments from customers.

f.
Inventory - The Company generally does not maintain an inventory of manuals and study guides.  These materials are ordered from the printing company as orders from customers are received.  Manuals received and not yet shipped are carried at cost computed on a first-in, first-out basis.

g.
Fixed Assets - Fixed assets are carried at cost.  Depreciation of office equipment is calculated using the straight line method over the three year estimated useful lives of the related assets.  Expenditures for repairs and maintenance are charged to expense as incurred.

h.
Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results may differ from those estimates.  Estimates are used in accounting for, among other things, future cash flows associated with impairment testing for long-lived assets and contingencies.

i.
Fair Value of Financial Instruments - The Company’s financial instruments consist primarily of cash and cash equivalents, accounts receivable, accounts payable, and accrued expenses which approximate fair value because of their short maturities.

j.
Impairment of Long-Lived Assets - In the event that facts and circumstances indicate that the cost of an asset may be impaired, an evaluation of recoverability would be performed.  If an evaluation is required, the estimated future undiscounted cash flows associated with the asset would be compared to the asset’s carrying amount to determine if a write-down to market value is required.  At August 31, 2009, the Company does not believe that any impairment has occurred.

k.
Recently Issued Accounting Pronouncements - In September 2009, the Company implemented the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”).  All of the content included in the Codification is considered authoritative.  The Codification is not intended to amend GAAP, but codifies previous accounting literature.  The Company has changed the referencing of authoritative accounting literature to conform to the Codification.

In May 2009 the Company adopted ASC 855-10 “Subsequent Events”.  The Codification does not require significant changes regarding recognition or disclosure of subsequent events, but does require disclosure of the date through which subsequent events have been evaluated for disclosure and recognition.  The Codification is effective for financial statements issued after June 15, 2009.  The adoption did not have a significant impact on the Company’s financial statements.

The Company adopted Accounting Standards Update (“ASU”) 2009-13, “Multiple-Deliverable Revenue Arrangements a consensus of the FASB Emerging Issues Task Force”.   This ASU establishes a selling price hierarchy for determining the selling price of a deliverable, inclusive of an estimated selling price if neither vendor specific objective evidence nor third party evidence is available.  While this ASU was issued in October 2009, early adoption is permitted.

Management does not believe that any recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

l.	Income Taxes - The Company has elected to be taxed as an S Corporation under the Internal Revenue Code and applicable state statues. Accordingly, no provision has been made for federal or state taxes.
ASC 740, Accounting for Uncertainty in Income Taxes is effective for the Company’s fiscal period beginning January 1, 2009.  ASC 740 clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements.

Continued

Although the Company is considered a pass-through entity for federal and state income tax purposes, ASC 740 is applicable.  The Financial Accounting Standards Board has deferred guidance on the application of the provisions of ASC 740 as they relate to pass-through entities.  However, certain taxing jurisdictions do not recognize the Company’s income tax status as a pass-through entity.  The Company’s accounting policy for evaluating uncertain tax positions taken or expected to be taken in income tax filings, should they arise, is based on its assessment of tax positions that have uncertainty as to the probability of being sustained upon examination by those jurisdictions.  Therefore, the Company may be subject to income tax liability-related exposures.

The Company has determined that there are no unrecognized tax positions pursuant to ASC 740.

In addition to its federal income tax return, the Company was obligated to file in the following jurisdictions; Florida, Minnesota, Pennsylvania, Ohio, Tennessee, Texas, North Carolina, and Iowa.  All periods within the applicable jurisdictions’ statutes of limitation remain open to government audit.

m.
Earnings Per Share - Basic earnings per share is computed using the weighted average number of shares of common stock outstanding.  The Company had no common equivalent shares outstanding, which would have had a dilutive effect on the earnings per share.

n.	Industry Segment Information - The Company has determined that they operate under one segment, and are not required to report on their operations by segment.

4 -	Note receivable

In connection with the sale of its net assets, the Company received a note as partial consideration.  The note’s face value is $2,000,000, but has been recorded at its fair value of $1,702,883 at the date of sale.  Payments are to be received in equal monthly installments of $35,494.72, inclusive of interest at a stated rate of 2.5% and effective rate of 6.6%, commencing August 20, 2010.  The note is secured by an interest in the assets sold and all additions and accessions thereto.

5 -	Other Assets

Other assets represent the fair value of the earn out provisions pursuant to the asset purchase agreement.  These provisions provide that the Company shall receive stipulated percentages of net revenues generated by identified new service lines for stated calendar years subject to identified restrictions.

6 -	Fixed Assets

As described in Note 2, the Company sold certain assets, including the Company’s fixed assets.  Depreciation expense was $6,578 during the eight months ended August 31, 2009.

7 -	Commitment and Contingencies

a.
Lease - The Company rents office space from one of its shareholders on a month to month basis.  The Company pays $656 per month for rent.  Rent expense for the eight months ended August 31, 2009 was $5,250.

b.
Retirement Plan - The Company has a profit sharing plan for certain eligible employees who work more than 1,000 hours per year.  The Company did not make contributions during the eight months ended August 31, 2009.  Employer contributions begin vesting at 20% after year two and are fully vested after six years.

Continued

8 -	Income Taxes

The Company's successor in connection with the sale of its assets and operations as described in the Subsequent Event footnote, is to be taxed as a C Corporation, and as such will incur its own income taxes.  Had the Company not been an S Corporation, and had it incurred its own income taxes, the provision for such would be as follows;

	For the Eight Months Ended December 31, 2008
	Federal	State	Total
Current	$1,176,000	$259,000	$1,435,000
Deferred	130,000	29,000	159,000
	$1,306,000	$288,000	$1,594,000

Net deferred tax assets (liabilities) as at August 31, 2009 would have included the following components;

		Deferred Tax Asset (Liability)
	Temporary Difference	Federal	State	Total
Accounts receivable	$(16,000)	$(5,000)	$(1,000)	$(6,000)
Other assets	(80,000)	(27,000)	(6,000)	(33,000)
Discount on note receivable	297,000	101,000	21,000	122,000
Prepaid expenses	(5,000)	(2,000)	-	(2,000)
Accounts payable	65,000	22,000	5,000	27,000
Accrued expenses	33,000	11,000	2,000	13,000
	$294,000	$100,000	$21,000	$121,000

No valuation allowance has been considered against the deferred tax assets in as much as the Company would expect to realize the full amount of the deferred tax assets.

Pro forma net income and net income per share are as follows:

Net income as reported	$4,111,643
Provision for income taxes	1,594,000
Pro forma net income	$2,517,643

Per share data - basic diluted:

Net income as reported	$41,116.43
Provision for income taxes	15,940.00
Pro forma net income	$25,176.43
Weighted average number of shares outstanding - basic and diluted	100

Continued

9 -	Subsequent Events

Subsequent events have been evaluated for disclosure and recognition through December 31, 2009.